[LETTERHEAD]




February 21, 2000



     This firm audited the financials statements of E/S Corporation for the years ended December 31, 1996, 1997, and 1998 dated June 29, 1999. I consent to the use of my opinion on the above financial statements in the SB-1 Registration Statement of E/S Corporation, Inc. I further consent to the use of my name in the Prospectus and Registration Statement.



                                         WILLIAM L. BUTCHER CPA, P.S.


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